EXHIBIT 21


                                SUBSIDIARIES


                              Percent     State or other jurisdiction of
Name                           Owned      Incorporation or organization
-------------------------     -------     ------------------------------

One IP Voice, Inc.             100%                  Delaware

InfiNet Systems, LLC *         100%                  Delaware

FTG Venture Corporation *      100%                  Delaware

--------------------
*     dissolved December 31, 2005.